Exhibit 99.1

Farmland Partners Inc. Reports First Quarter 2018 Results

DENVER, May 9, 2018 /PRNewswire/ - Farmland Partners Inc. (NYSE: FPI) (the “Company”) today reported financial results for the quarter ended March 31, 2018.

First Quarter 2018 Highlights

•                  Reported total operating revenues of $11.2 million, a 57% increase over the same period in 2017

•                  Reported operating income of $4.8 million, a 581% increase over the same period in 2017

•                  Reported a basic net loss to common stockholders of $0.08 per share

•                  Reported Adjusted EBITDAre of $7.5 million, a 90% increase over the same period in 2017

•                  Reported AFFO per share of $0.00

•                  Repurchased $6.5 million in shares of common stock at a weighted average price of $8.36

•                  Completed $26.8 million of farm acquisitions

“We are continuing to grow revenues while trimming our cost structure,” said Paul A. Pittman, the Company’s Chief Executive Officer. “The benefits of scale are clearly showing up in our first quarter’s financial results. We expect such benefits to increase even further as we progress through the year, largely due to the concentration of revenue recognition in the fourth quarter for some of our properties.”

Financial Results

For the three months ended March 31, 2018, the Company recorded net income of $0.5 million and a basic net loss to common stockholders of $0.08 per share, as compared to a net loss of $2.0 million and a basic net loss to common stockholders of $0.10 per share for the same period during 2017.

For the three months ended March 31, 2018, the Company recorded Adjusted Funds from Operations (“AFFO”) of $0.0 million and AFFO per fully diluted share of $0.00, as compared to AFFO of $0.4 million and AFFO per fully diluted share of $0.01 for the same period during 2017

See “Non-GAAP Financial Measures” for complete definitions of AFFO and Adjusted EBITDAre and the financial tables accompanying this press release for reconciliations of net income to AFFO and Adjusted EBITDAre.

Operating Results

For the three months ended March 31, 2018, the Company recorded total operating income of $4.8 million and net operating income (“NOI”) of $9.5 million, as compared to total operating income of $0.7 million and NOI of $5.4 million for the same period in 2017.

See “Non-GAAP Financial Measures” for a complete definition of NOI and the financial table included in this press release for reconciliations of total operating revenues to net operating income.

Acquisition Activity

During the quarter, the Company closed $26.8 million in farm acquisitions.

Capital Markets Activity and Balance Sheet

During the quarter, the Company repurchased $6.5 million in shares of common stock at a weighted average price of $8.36. As of March 31, 2018, the Company had approximately 37.5 million shares of common stock outstanding on a fully diluted basis, including OP units.

The Company had total debt outstanding of $515.7 million at March 31, 2018, compared to total debt outstanding of $515.8 million at December 31, 2017.

2018 Earnings Guidance

The Company is reaffirming its full year 2018 AFFO per share guidance of $0.40-0.44 per share. Please refer to page 12 of the Company’s “Q1 2018 Supplemental Package” for more detail.

Dividend Declarations

The Company announced that its Board of Directors has declared a quarterly cash dividend of $0.1275 per common share and per Class A Common OP unit.  The dividends are payable on July 16, 2018, to stockholders and unit holders of record on July 2, 2018.

The Company also announced today that its Board of Directors has declared a quarterly cash dividend of $0.3750 per share of Series B Participating Preferred Stock. The dividends are payable on June 29, 2018, to holders of Series B Participating Preferred Stock of record on June 15, 2018.

Conference Call Information

The Company has scheduled a conference call on Thursday, May 10, 2018 at 10:00 a.m. (Eastern Time) to discuss its financial results for the fourth quarter ended March 31, 2018. The conference call can be accessed live over the phone toll-free by dialing (866) 262-6804, or for international callers by dialing (412) 902-4107.  Participants can reference the Farmland Partners Inc. First Quarter 2018 Earnings Call. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.farmlandpartners.com. A replay of the conference call will be available beginning May 10, 2018 at 1:00 p.m. (Eastern Time) until May 24, 2018 at 11:59 p.m. (Eastern Time), by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International); passcode: 10120029. A replay of the webcast will also be accessible on the Investor Relations website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of the date of this release, the Company owns or has under contract over 166,000 acres in 17 states, including Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Kansas, Louisiana, Michigan, Mississippi, Nebraska, North Carolina, South Carolina, South Dakota, Texas and Virginia. We have approximately 30 crop types and over 100 tenants. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to our full year 2018 outlook, proposed and pending acquisitions, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock or Series B participating preferred stock, changes in the Company’s business strategy, availability, terms and deployment of capital, the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, availability of qualified personnel, changes in the Company’s industry, interest rates or the general economy, adverse developments related to crop yields or crop prices, the degree and nature of the Company’s competition, the timing, price or amount of repurchases, if any, under the Company’s share repurchase program, the ability to consummate acquisitions under contract and the other factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, and our other filings with the Securities and Exchange Commission.  Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Farmland Partners Inc.

Consolidated Balance Sheets

As of March 31, 2018 (Unaudited) and December 31, 2017

(in thousands except par value and share data)

	March 31,	December 31,
	2018	2017
ASSETS
Land, at cost	$975,107	$947,899
Grain facilities	11,500	11,463
Groundwater	12,107	12,107
Irrigation improvements	52,531	51,678
Drainage improvements	11,975	9,964
Permanent plantings	52,905	52,870
Other	8,247	8,245
Construction in progress	10,017	8,137
Real estate, at cost	1,134,389	1,102,363
Less accumulated depreciation	(12,306)	(10,285)
Total real estate, net	1,122,083	1,092,078
Deposits	33	239
Cash	19,666	53,536
Notes and interest receivable, net	11,648	9,760
Deferred offering costs	308	292
Deferred financing fees, net	326	348
Accounts receivable, net	5,568	6,650
Inventory	370	126
Prepaid and other assets	2,595	3,057
TOTAL ASSETS	$1,162,597	$1,166,086

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$513,974	$514,071
Dividends payable	4,767	4,847
Accrued interest	3,364	3,193
Accrued property taxes	1,374	1,584
Deferred revenue	15,106	3,907
Accrued expenses	2,297	2,800
Total liabilities	540,882	530,402

Series B Participating Preferred Stock, $0.01 par value, 100,000,000 shares authorized; 6,037,500 shares issued and outstanding at March 31, 2018, and 6,037,500 shares issued and outstanding at December 31, 2017	146,487	144,223
Redeemable non-controlling interest in operating partnership, Series A preferred units	117,878	120,510

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 32,868,785 shares issued and outstanding at March 31, 2018, and 33,334,849 shares issued and outstanding at December 31, 2017	323	329
Additional paid in capital	345,845	350,147
Retained earnings	2,459	5,161
Cumulative dividends	(35,389)	(31,199)
Non-controlling interests in operating partnership	44,112	46,513
Total equity	357,350	370,951

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$1,162,597	$1,166,086

Farmland Partners Inc.

Consolidated Statements of Operations

For the three months ended March 31, 2018 and 2017

(Unaudited, in thousands except per share amounts)

	For the Three Months Ended
	March 31,
	2018	2017
OPERATING REVENUES:
Rental income	$9,941	$6,803
Tenant reimbursements	768	104
Crop sales	79	175
Other revenue	419	68
Total operating revenues	11,207	7,150

OPERATING EXPENSES
Depreciation, depletion and amortization	2,130	1,487
Property operating expenses	1,697	1,803
Acquisition and due diligence costs	131	515
General and administrative expenses	1,964	2,081
Legal and accounting	463	399
Other operating expenses	1	157
Total operating expenses	6,386	6,442
OPERATING INCOME	4,821	708

OTHER (INCOME) EXPENSE:
Other income	(81)	(3)
Loss (gain) on disposition of assets	8	(3)
Interest expense	4,391	2,715
Total other expense	4,318	2,709

Net income before income tax expense	503	(2,001)

Income tax expense	—	—

NET INCOME (LOSS)	503	(2,001)

Net (income) loss attributable to non-controlling interests in operating partnership	(62)	375

Net loss (income) attributable to the Company	441	(1,626)

Nonforfeitable distributions allocated to unvested restricted shares	(42)	(43)
Distributions on redeemable non-controlling interests in operating partnership, preferred units	(3,143)	(878)

Net loss available to common stockholders of Farmland Partners Inc.	$(2,744)	$(2,547)

Basic and diluted per common share data:
Basic net (loss) available to common stockholders	$(0.08)	$(0.10)
Diluted net (loss) available to common stockholders	$(0.08)	$(0.10)
Basic weighted average common shares outstanding	33,014	26,699
Diluted weighted average common shares outstanding	33,014	26,699
Dividends declared per common share	$0.13	$0.13

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

For the three months ended March 31, 2018 and 2017

(Unaudited, in thousands except per share amounts)

	For the three months ended March 31,
	2018	2017
Net income (loss)	$503	$(2,001)
Depreciation, depletion and amortization	2,130	1,487
FFO	2,633	(514)

Stock based compensation	331	428
Indirect equity offering costs	—	—
Real estate related acquisition and due diligence costs (1)	131	1,327
Distributions on Preferred units	(3,142)	(878)
AFFO	$(47)	$363

AFFO per diluted weighted average share data:

AFFO weighted average common shares	38,004	33,197

Net loss per share available to common stockholders	$(0.08)	$(0.10)
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.10	0.05
Depreciation and depletion	0.06	0.04
Stock based compensation	0.01	0.01
Indirect equity offering costs	—	—
Real estate related acquisition and due diligence costs	0.00	0.04
Distributions on Preferred units	(0.08)	(0.03)
AFFO per diluted weighted average share	$0.00	$0.01

	For the three months ended
	March 31,
	2018	2017
Net income (loss)	$503	$(2,001)
Interest expense	4,391	2,715
Income tax expense	—	—
Depreciation, depletion and amortization	2,130	1,487
Loss (gain) on disposition of assets	8	(3)
EBITDAre	$7,032	$2,198

Stock based compensation	331	428
Indirect equity offering costs	—	—
Real estate related acquisition and due diligence costs	131	1,327
Adjusted EBITDAre	$7,494	$3,953

	For the Three Months Ended
	March 31,
	2018	2017
OPERATING REVENUES:
Rental income	$9,941	$6,803
Tenant reimbursements	768	104
Crop sales	79	175
Other revenue	419	68
Total operating revenues	11,207	7,150

Property operating expenses	1,697	1,803
NOI	9,510	5,347

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs and stock-based compensation.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance.  Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures.  Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate (“EBITDAre”) in accordance with the standards established by NAREIT in its September 2017 White Paper. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates.  EBITDAre  is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP.  The Company believes that EBITDAreis a useful performance measure commonly reported and will be widely used by analysts and investors in the Company’s industry. However, while EBITDAre is a performance measure widely used across the Company’s industry, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance.  Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

The Company calculates Adjusted EBITDAre by adjusting EBITDAre  for certain items such as stock-based compensation and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

In prior periods, the Company has presented EBITDA and Adjusted EBITDA. In accordance with NAREIT’s recommendation, beginning with the Company’s reported results for the three months ended March 31, 2018, the Company is reporting EBITDAre and Adjusted EBITDAre in place of EBITDA and Adjusted EBITDA.

Net Operating Income

The Company calculates net operating income as total operating revenues (rental income, tenant reimbursements and other revenue) less property operating expenses (direct property expenses and real estate taxes). Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.